Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2019 relating to the financial statement of SciPlay Corporation, formerly known as SG Social Games Corporation, (the “Company”) appearing in the Prospectus dated May 2, 2019 filed by the Company, pursuant to Rule 424(b) under the Securities Act of 1933, relating to the Company’s Registration Statement No. 333-230727 on Form S-1.

/s/ DELOITTE & TOUCHE LLP

Las Vegas, Nevada

May 3, 2019